As of March 31, 2001, the Company operated 447 branches in 34 states and Mexico. The following table presents the number of the Company's branches by strategic business unit:





                                                                                       Building
                                                                                       Materials/
                         Electrical &                              Industrial         Pool & Spa/
                          Electric             Plumbing          Pipe, Valves         Maintenance           Water &
State/Country              Utility              & HVAC            & Fittings           Supplies              Sewer          Total
------------------------------------------------------------------------------------------------------------------------------------
Alaska                                                                                                         1               1
Alabama                       2                    9                   1                   2                   5              19
Arkansas                                                                                                       2               2
Arizona                                           11                                       1                   6              18
California                                                             1                                       6               7
Colorado                                           5                                                                           5
Delaware                                                                                                       1               1
Florida                      23                   36                                      25                  14              98
Georgia                      13                   18                   3                  10                   7              51
Illinois                      4                                        1                                                       5
Indiana                                            2                                                           4               6
Kansas                                             3                                                                           3
Kentucky                                           3                                       1                   1               5
Louisiana                                          1                   4                   1                                   6
Maryland                                           3                                                           5               8
Michigan                      1                                                                                                1
Missouri                                                               2                                       2               4
Mississippi                                       10                                                           1              11
Montana                                                                                                        2               2
Mexico                                             2                                                                           2
North Carolina                3                   15                   1                   4                  12              35
New Jersey                                                             1                                                       1
Nevada                                                                                                         1               1
New York                      1                                                                                                1
Ohio                          1                    8                                       3                   8              20
Oklahoma                                                               2                                                       2
Pennsylvania                                       3                                                                           3
Rhode Island                                                                                                   1               1
South Carolina                5                   11                                       4                   5              25
Tennessee                     1                    6                   1                   3                   6              17
Texas                         3                   29                  15                   2                  13              62
Utah                                                                   1                                                       1
Virginia                                           4                   1                   3                   5              13
Washington                                                             1                                       5               6
West Virginia                                                                                                  4               4
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Total                        57                  179                  35                  59                 117             447
=================================================================================================================================